                         AMENDED AND RESTATED
                         CONSULTING AGREEMENT
                             BY AND AMONG
                            MEDCROSS, INC.
                       KALO ACQUISITIONS, L.L.C.
                                  AND
                            JASON H. POLLAK

        THIS AGREEMENT (the "Agreement") is effective as of the 18th day of October, 1995, by and among Medcross, Inc., a Florida corporation with principal offices at 3227 Bennet Street North, St. Petersburg, Florida 33713 (the "Corporation"), Jason H. Pollak
(hereinafter referred to as "Pollak" or the "Consultant" as the context may require) and Kalo Acquisitions, L.L.C., a Delaware limited liability Corporation with principal offices at 165 EAB Plaza, West
Tower, Suite 628, Uniondale, New York 11556-0165 ("Kalo").

        WHEREAS, Kalo, through its manager and employees has developed expertise in and is in the business of providing consulting services, including finding and assessing acquisition candidates and providing investor and public relations services;

        WHEREAS, Pollak is the manager and an employee of Kalo, and has expertise in the area of providing consulting services, including finding and assessing acquisition candidates and providing investor and public relations services;

        WHEREAS, the Corporation desires to engage Pollak to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein;

        WHEREAS, Pollak desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein;

        WHEREAS, Kalo, Pollak and the Corporation have agreed that Pollak shall render the services set forth below to the Corporation upon the terms and subject to the conditions set forth herein; and

        WHEREAS, Kalo has agreed to provide Pollak the opportunity to avail himself of Kalo's resources including, without limitation, use of any phone lines, computers, photocopiers, facsimile machines, postage meters and other supplies in exchange for Pollak's reimbursement to Kalo of the costs of the same.

        NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. The Corporation hereby engages the Consultant to render to it for a period of three (3) years commencing
        February 1, 1996 (the "Term") the investor and public relations services described herein. The Term hereof may be renewed upon the written agreement of the Corporation, Kalo and the Consultant entered into prior to expiration of the initial Term hereof on such terms as the parties hereto may negotiate at the time of such renewal.

2. Services. For the Term of this Agreement, the Consultant shall perform the following services for the Corporation:

        (a) Assist the Corporation in locating, assessing and implementing the acquisition by the Corporation, by way of private or open market purchases of stock, purchase of assets, merger, tender offer, joint venture or otherwise, the acquisition by the Corporation of one or more businesses, divisions or other operating entities and/or assets, including without limitation thereto Image Trust, consistent with the directives of the Corporation;

        (b) Prepare and distribute, with the Corporation's prior approval, due-diligence packages for the brokerage community which would include presentation folders, press release sheets and a Corporation overview pamphlet;

        (c) Prepare and distribute, with the Corporation's prior approval, investor relations packages;

        (d) Coordinate broker presentations to be held a minimum of four (4) times per year;

        (e) Prepare and disseminate, with the Corporation's prior approval, information about the Corporation to investors;

        (f) Present and introduce the Corporation to broker/dealers, fund managers and analysts on a continual basis;

        (g) Prepare and disseminate, with the Corporation's prior approval, press releases in compliance with any applicable regulatory guidelines to wire/news services;

        (h) Disseminate for informational purposes the Corporation's publicly filed materials, including the Corporation's
            Annual and Quarterly Reports on Form 10-KSB and Form
            10-QSB, respectively, to investors;

        (i) Assist with the set up of annual and special shareholder meetings;

                    from time to time by the officers of the Corporation;

        (k) Reimburse Kalo for its costs related to the use of any of its resources as contemplated herein;

        (l) Locate and introduce at least ten (10) broker/dealers and/or market makers to the Corporation to make a market in the Corporation's securities; and

        (m) Bear all costs and expenses relating to any of the foregoing.

3. Compensation. In consideration for the performance of the services described above, the Corporation shall issue to the Consultant an option exercisable to purchase an aggregate of up to one hundred fifty thousand (150,000) shares of its common stock, par value $.007 per share (the "Common Stock"), which option (the "Option") shall be exercisable as set forth below and shall expire on January 31, 1999:

        (a) commencing on February 1, 1996, the Option shall become exercisable to purchase up to fifty thousand (50,000) shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share;

        (b) commencing on February 1, 1997, the Option shall become exercisable to purchase an additional fifty thousand
            (50,000) shares of Common Stock at an exercise price of two dollars and fifty cents ($2.50) per share; and

        (c) commencing on February 1, 1998, the Option shall become exercisable to purchase an additional fifty thousand
            (50,000) shares of Common Stock at an exercise price of three dollars and fifty cents ($3.50) per share.

4. Registration Rights. The Corporation shall file, contemporaneously with or as soon as practicable after execution hereof, a registration statement relating to the shares of Common Stock issuable pursuant hereto on Form S-8 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"). In the event that, for any reason whatsoever, such Form S-8 is not available for use by the Corporation, the Corporation shall file such form of registration statement as is available for use by the Corporation as specified or otherwise permitted by the Act and the rules and regulations promulgated thereunder.
        The Corporation shall bear the expenses of such registration and shall: (a) provide any requisite prospectuses meeting the requirements of the Act and such other documents as the Consultant may reasonably request for a period of at least twelve (12) months following expiration of the Option in order to facilitate the sale or other disposition of such securities; (b) register and qualify for sale any of such securities in such states as the Consultant may reasonably designate; and (c) do any and all other acts and things which may be necessary or desirable to enable the Consultant to consummate the sale or other disposition of such securities.
        The Consultant hereby acknowledges that it understands that:


        (a) neither the Option nor the shares of Common Stock issuable upon exercise thereof have previously been the subject of registration under the Act or any applicable state securities laws;

        (b) the Consultant may not sell or otherwise transfer the Option or the shares of Common Stock issuable upon exercise of the Option unless such securities are subject to an effective registration statement under the Act and any applicable state securities laws (unless exemptions from such registration requirements are available);

        (c) in the event that any shares of Common Stock issuable pursuant to exercise of the Option are issued at a time during which a registration statement relating to the same is not effective, until such shares of Common Stock are subject to an effective registration statement under the Act, a legend will be placed on any certificate or certificates evidencing the same indicating that the transfer of such securities has not been registered under the Act and setting forth or referring to the restrictions on transferability and sales of such securities; and

        (d) the Corporation will place stop transfer instructions against the certificate or certificates evidencing the securities issuable pursuant hereto to restrict the transfer thereof.

5. Representations and Warranties. The Consultant hereby represents and warrants that:

        (a) the Consultant will not sell or otherwise transfer the Option or the shares of Common Stock issuable upon exercise of the Option without compliance with the Act and any applicable state securities laws;

        (b) the Consultant has received and carefully read the following: (i) the Corporation's Annual Report on Form
            10-KSB for the period ended December 31, 1994 (File No.
            0-17973); (ii) the Corporation's Quarterly Reports on Form
            10-QSB for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995 (File No. 0-17973); and (iii) written or verbal responses for all questions the Consultant has submitted to the Corporation regarding its acquisition of the securities described herein, all of which the Consultant acknowledges have been provided to the Consultant (the "Corporate Materials"). The
            Consultant has not been furnished with any other materials or literature relating to the acquisition of the securities described herein, other than the Corporate
            Materials. The Consultant has been given the opportunity to ask questions of and to receive answers from the Corporation concerning the terms and conditions of the acquisition of the securities described herein and the Corporate Materials, and to obtain such additional written information necessary to verify the accuracy of same as the Consultant desires in order to evaluate the acquisition of and investment in the securities described herein. The Consultant acknowledges and confirms that the written and/or verbal responses provided to the Consultant by the Corporation in response to the Consultant's questions are not contrary to or inconsistent with, nor do they in any way conflict with the information set forth in the Corporate Materials. The Consultant further acknowledges that it fully understands the information contained in the Corporate Materials and the Consultant has had the opportunity to discuss any questions regarding the Corporate Materials with its counsel or other advisor.
            Notwithstanding the foregoing, the only information upon which the Consultant has relied is that set forth in the Corporate Materials and that derived by its own independent investigation. The Consultant acknowledges that the Consultant has received no representations or warranties from the Corporation or its employees or agents in making an investment decision related to the acquisition of the securities described herein, other than as set forth herein;

        (c) the Consultant is aware that the acquisition of the securities described herein is a speculative investment involving a high degree of risk and that there is no guarantee that the Consultant will realize any gain from its acquisition of or investment in such securities. The
            Consultant has specifically reviewed the Corporate
            Materials with a view toward acquiring the securities described herein;

        (d) the Consultant understands that no federal or state agency or other authority: (i) has made any finding or determination regarding the fairness of the transactions described herein, (ii) has made any recommendation or endorsement of the transactions described herein, or
            (iii) has passed in any way upon this agreement or the Corporate Materials;

        (e) the Consultant: (i) is acquiring the securities described herein solely for his own account for investment purposes only and not with a view toward resale or distribution thereof, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the securities to any other person;

        (f) the Consultant has adequate means of providing for his current needs and contingencies and has no need for liquidity in the investment in the securities described herein. The Consultant has read, is familiar with and understands Rule 501 of Regulation D and represents that he is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act. The Consultant has no reason to anticipate any material change in his financial condition for the foreseeable future;

        (g) the Consultant is financially able to bear the economic risk of an investment in the securities described herein, including the ability to hold such securities indefinitely and to afford a complete loss of an investment in such securities;

        (h) the Consultant's overall commitment to investments which are not readily marketable is not disproportionate to the Consultant's net worth, and the Consultant's investment in the securities described herein will not cause such overall commitment to become excessive. The Consultant understands that the statutory basis on which such securities are being issued to the Consultant would not be available if the Consultant's present intention were to hold such securities for a fixed period of time or until the occurrence of a certain event. The Consultant realizes that, in the view of the Commission, the acquisition of such securities now with a present intention to resell by reason of a foreseeable specific contingency or any anticipated change in the market value of such securities, or in the condition of the Corporation or that of the industry in which the business of the Corporation is engaged or in connection with a contemplated liquidation, would, in fact, constitute an acquisition and/or purchase with an intention inconsistent with the Consultant's representations to the Corporation and the Commission would then regard such purchase as a purchase for which the exemption from registration under the Act relied upon by the Corporation in connection herewith is not available; and

        (i) the Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of and an investment in the securities described herein.

6. Confidential Information. The parties hereto recognize that it is fundamental to the business and operation of the Corporation, its subsidiaries, affiliates and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing entities. The strength and good will of the Corporation is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by the Corporation, its subsidiaries, affiliates and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to the Corporation, its subsidiaries, affiliates and divisions thereof, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items or technologies. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information such as that described herein about the business and operation of the Corporation, its subsidiaries, affiliates and divisions thereof.
        Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries, affiliates and divisions thereof, including but not limited to, confidential information concerning the marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, or other confidential information acquired by each of them in the course of providing services for the Corporation. The Consultant agrees to hold as the Corporation's property all notes, memoranda, books, records, papers, letters, formulas and other data and all copies thereof and therefrom in any way relating to the business or operation of the Corporation, its subsidiaries, affiliates and divisions thereof, whether made by the Corporation or the Consultant or as may otherwise come into the possession of the Consultant. Upon termination of this Agreement or upon the demand of the Corporation, at any time, the Consultant shall deliver the same to the Corporation within twenty-four (24) hours of such termination or demand.

7. Reformation. In the event that a court of competent jurisdiction determines that the confidentiality provisions or part of a provision hereof are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such covenants so that the same are reasonable and, as reformed, shall be enforceable.

8. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon Kalo, the Consultant and the Corporation and their respective legal successors and assigns.

9. Remedies. In the event of a breach of any of the provisions of this Agreement, the non-breaching party shall provide written notice of such breach to the breaching party. The breaching party shall have thirty (30) days after receipt of such notice in which to cure its breach. If, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party thereafter shall be entitled to seek damages. It is acknowledged that this Agreement is of a unique nature and of extraordinary value and of such a character that a breach hereof by the Consultant or the Corporation shall result in irreparable damage and injury for which the non-breaching party may not have any adequate remedy at law. Therefore, if, on the thirty-first (31st) day after receipt of such notice, the breaching party shall have failed to cure such breach, the non-breaching party shall also be entitled to seek a decree of specific performance against the breaching party, or such other relief by way of restraining order, injunction or otherwise as may be appropriate to ensure compliance with this Agreement. The remedies provided by this section are non-exclusive and the pursuit of such remedies shall not in any way limit any other remedy available to the parties with respect to this Agreement, including, without limitation, any remedy available at law or equity with respect to any anticipatory or threatened breach of the provisions hereof.

10. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

14. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation, Kalo and the Consultant with respect to the subject matter hereof. This
        Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

15. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

16. Termination. The Corporation may terminate this Agreement with or without cause at any time upon delivery of thirty (30) days prior written notice to the other parties hereto. Any such termination shall result in the termination of the Consultant's respective rights to receive any further compensation, except with respect to accrued compensation which Consultant shall have the right to receive notwithstanding termination hereof.

17.     Survival.  Sections 5, 6, 7, 8, 11 and 12 shall survive the termination for any reason of this Agreement (whether such termination is by the Corporation, upon the expiration of this
        Agreement by its terms or otherwise).
                               * * * * *

       IN WITNESS WHEREOF, the parties have caused this Agreement for Consulting Services to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.

                                         MEDCROSS, INC.



                                         By:/s/ Henry Y.L. Toh
                                         Henry Y.L. Toh, President


                                         KALO ACQUISITIONS, L.L.C.



                                         By:/s/ Jason H. Pollak
                                         Jason H. Pollak, Manager


                                         THE CONSULTANT



                                         /s/ Jason H. Pollak
                                         Jason H. Pollak
